Exhibit 10.12

NON-COMPETITION AND NON-SOLICITATION AGREEMENT

THIS NON-COMPETITION AND NON-SOLICITATION AGREEMENT (this “Agreement”) is made and entered into as of September 12, 2005 by and among Digital Music Group, Inc., a Delaware corporation (“DMG”), and the undersigned shareholder (“Shareholder”) of Digital Musicworks International, Inc., a California corporation (the “Company”). The Closing Date (as defined in the Merger Agreement (as defined below)) shall be the “Effective Date” of this Agreement.

RECITALS

A. Concurrent with the execution of this Agreement, DMG and the Company have entered into an Agreement and Plan of Reorganization dated as of September 12, 2005 (the “Merger Agreement”) pursuant to which the Company shall merge with and into DMG (the “Merger”).

B. Pursuant to the Merger, all of the issued and outstanding shares of capital stock of the Company will be converted into the right to receive shares of Common Stock of DMG, upon the terms and subject to the conditions, set forth in the Merger Agreement.

C. Shareholder acknowledges that he is a substantial shareholder, officer and/or director of the Company.

D. As a condition and mutual inducement to the Merger, and to preserve the value of the business being acquired by DMG after the Merger, the Merger Agreement contemplates, among other things, that Shareholder shall enter into this Agreement and that this Agreement shall become effective on the Effective Date.

E. The Merger shall be conditional upon and shall occur concurrent with the initial public offering of shares of Common Stock of DMG.

NOW, THEREFORE, in consideration of the mutual promises made herein, DMG and the Shareholder hereby agree as follows:

1. Covenant Not to Compete or Solicit.

(a) During the period commencing on the Effective Date and ending on the third anniversary of the Effective Date (the “Non-Competition Period”), Shareholder shall not, other than on behalf of DMG, directly or indirectly, without the prior written consent of DMG: (i) engage in, anywhere in the United States in which DMG conducts business (the “Restricted Area”), whether as an employee, agent, consultant, advisor, independent contractor, proprietor, partner, officer, director or otherwise, or have any ownership interest in (except for ownership of one percent (1%) or less of any publicly-held entity), or participate in or facilitate the financing, operation, management or control of, any firm, partnership, corporation, entity or business that engages or participates in, a Competing Business Purpose (as defined below); or (ii) interfere with the business of DMG or approach, contact or solicit DMG’s customers in connection with a Competing Business Purpose. For purposes of this Agreement, “Competing Business Purpose” shall mean the acquisition, processing and distribution of music content for digital download.

(b) Beginning on the Effective Date and for the duration of the Non-Competition Period, Shareholder shall not, directly or indirectly, without the prior written consent of DMG, solicit, encourage or take any other action which is intended to induce or encourage, or has the effect of inducing or encouraging, any employee of DMG or any subsidiary of DMG to (i) terminate his or her employment with the DMG, or (ii) engage in any action in which Shareholder would, under the provisions of Section 1(a) hereof, be prohibited from engaging.

(c) The covenants contained in Sections 1(a) and 1(b) hereof shall be construed as a series of separate covenants, one for each country, province, state, city or other political subdivision of the Restricted Area. Except for geographic coverage, each such separate covenant shall be deemed identical in terms to the covenant contained in Section 1(a) and Section 1(b), respectively. If, in any judicial proceeding, a court refuses to enforce any of such separate covenants (or any part thereof), then such unenforceable covenant (or such part) shall be eliminated from this Agreement to the extent necessary to permit the remaining separate covenants (or portions thereof) to be enforced. In the event that the provisions of this Section 1 are deemed to exceed the time, geographic or scope limitations permitted by applicable law, then such provisions shall be reformed to the maximum time, geographic or scope limitations, as the case may be, permitted by applicable laws.

(d) Shareholder acknowledges that (i) the goodwill associated with the existing business, customers and assets of the Company prior to the Merger is an integral component of the value of the Company to DMG and is reflected in the portion of the consideration issuable to Shareholder, and (ii) Shareholder’s agreement as set forth herein is necessary to preserve the value of the Company for DMG following the Merger. Shareholder also acknowledges that the limitations of time, geography and scope of activity agreed to in this Agreement are reasonable because, among other things: (A) the Company and DMG are engaged in a highly competitive industry, (B) Shareholder has unique access to, and will continue to have access to, the trade secrets and know-how of the DMG, including, without limitation, the plans and strategy (and, in particular, the competitive strategy) of DMG, (C) Shareholder is receiving significant consideration in connection with the Merger, and (D) in the event Shareholder’s employment with DMG ended, Shareholder would be able to obtain suitable and satisfactory employment without violation of this Agreement.

2. Miscellaneous.

(a) Governing Law; Consent to Personal Jurisdiction. This Agreement shall be governed by the laws of the State of California without reference to rules of conflicts of law. Shareholder hereby consents to the personal jurisdiction of the state and federal courts located in the Northern District of California for any action or proceeding arising from or relating to this Agreement or relating to any arbitration in which the parties are participants.

(b) Severability. If any portion of this Agreement is held by a court of competent jurisdiction to conflict with any federal, state or local law, or to be otherwise invalid or unenforceable, such portion of this Agreement shall be of no force or effect and this Agreement shall otherwise remain in full force and effect and be construed as if such portion had not been included in this Agreement.

(c) No Assignment. Because the nature of the Agreement is specific to the actions of Shareholder, Shareholder may not assign this Agreement. This Agreement shall inure to the benefit of DMG and its successors and assigns.

(d) Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial messenger or courier service, or mailed by registered or certified mail (return receipt requested) or sent via facsimile (with acknowledgment of complete transmission) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice); provided, however, that notices sent by mail will not be deemed given until received:

If to DMG:	Digital Music Group, Inc.
1545 River Park Drive, Suite 210
Sacramento, CA 95815
Attn: Chief Executive Officer
Telephone No.: (916) 239-6010
Facsimile No.: (916) 239-6018

If to Shareholder:	To the address set forth on the signature page hereof

(e) Entire Agreement. This Agreement contains the entire agreement and understanding of the parties and supersedes all prior discussions, agreements and understandings relating to the subject matter hereof. This Agreement may not be changed or modified, except by an agreement in writing executed by DMG and Shareholder.

(f) Waiver of Breach. The waiver of a breach of any term or provision of this Agreement, which must be in writing, shall not operate as or be construed to be a waiver of any other previous or subsequent breach of this Agreement.

(g) Headings. All captions and section headings used in this Agreement are for convenience only and do not form a part of this Agreement.

(h) Counterparts. This Agreement may be executed in counterparts, and each counterpart shall have the same force and effect as an original and shall constitute an effective, binding agreement on the part of each of the undersigned.

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IN WITNESS WHEREOF, DMG and Shareholder have caused this Agreement to be signed as of the date first written above.

DIGITAL MUSIC GROUP, INC.		SHAREHOLDER:

By:	/s/ STEVE COLMAR	By:	/s/ PETER KOULOURIS
Name:	Steve Colmar	Name:	Peter Koulouris
Title:	Chairman of the Board

Address: